As filed with the Securities and Exchange Commission on January 11, 2008
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MIPS TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0322161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1225 Charleston Road
Mountain View, CA 94043-1353
(Address of principal executive offices)

MIPS Technologies, Inc. 1998 Long-Term Incentive Plan, as amended
MIPS Technologies, Inc. Employee Stock Purchase Plan, as amended
(Full titles of the plans)

John E. Bourgoin
Chief Executive Officer and President
MIPS TECHNOLOGIES, INC.
1225 Charleston Road
Mountain View, CA 94043-1353
(Name and address of agent for service)

(650) 567-5000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

	Common Stock, $0.001 par value (4)		Common Stock, $0.001 par value (4)		Total
Amount to be Registered	18,131,508	(1)	1,458,178	(2)	19,589,686
Proposed Maximum Offering Price Per Share(3)	$4.375		$3.72
Proposed Maximum Aggregate Offering Price	$79,325,347.50		$5,422,599.44		$84,787,946.94
Amount of Registration Fee	$2,435.29		$166.47		$2,601.76

(1)
Represents shares of Common Stock reserved for future grant under the Registrant’s Amended and Restated 1998 Long Term Incentive Plan (the “Amended 1998 Plan”).  Such number consists of a maximum of 18,131,508 shares of Common Stock which represent currently outstanding awards under the 1998 Plan of 16,844,374, the 2002 Non-Qualified Stock Option Plan of 777,134 and Directors’ Stock Option Plan of 510,000.  Currently outstanding awards under the 1998 Plan and the 2002 Non-Qualified Stock Option Plan and Directors' Stock Option Plan may become available under the 1998 Plan upon forfeiture.  The Amended 1998 Plan does not provide an “evergreen” feature to increase the shares available under the 1998 Plan.

(2)
Represents (a) 1,000,000 shares of Common Stock reserved for future grant under the Registrant’s Amended and Restated Employee Stock Purchase Plan (the “ESPP”) and (b) a maximum of 458,178 shares of Common Stock currently available for issuance under the ESPP which may become available upon expiration, lapse or termination.

(3)
The price shown is the average of the bid and asked price of the Common Stock reported on the Nasdaq National Market on January 7, 2008, in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), and is being used solely for the purpose of calculating the registration fee.  In the case of the Employee Stock Purchase Plan, this amount is multiplied by 85%, which amount is the percentage of the price per share applicable to purchases under the Employee Stock Purchase Plan.

(4)
This Registration Statement also covers rights to purchase shares of the Registrant's Series A Participating Preferred Stock (the "Rights") that are attached to all shares of the Registrant's common stock. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for common stock and will be transferable along with and only with the common stock. The value attributable to the Rights, if any, is reflected in the value of the common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION

Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, all of which Registrant previously filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated herein by this reference:

(1) Registrant’s Annual Report on Form 10-K for the year ended June 30, 2007, filed with the Commission on September 13, 2007.

(2) Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the Commission on November 14, 2007.

(3) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Registrant’s latest Annual Report referred to in (1) above.

(4) The description of Registrant’s common stock as set forth in the Registration Statement on Form 8-A filed with the Commission on April 5, 1999, File No. 000-24487, including any amendments or reports filed with the Commission for the purpose of updating such description.

(5) The description of Registrant’s Preferred Stock Rights contained in the Registration Statement on Form 8-A filed with the Commission on November 18, 2003, File No. 000-24487, including any other amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.  Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against expenses which such officer or director actually and reasonably incurred. The Restated Certificate of Incorporation of the Registrant provides for indemnification of the officers and directors of the Registrant to the full extent permitted by applicable law.

          In accordance with Delaware law, the Restated Certificate of Incorporation of the Registrant contains a provision to limit the personal liability of directors of the Registrant for violations of their fiduciary duty.  This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

          The indemnification provisions in the Bylaws may be sufficiently broad to permit indemnification of the registrant's directors and officers for liabilities arising within the meaning of the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

See Exhibit Index.

ITEM 9.  UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) or the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, California, on January 10, 2008.

MIPS TECHNOLOGIES, INC.

By:	/s/ JOHN BOURGOIN
John Bourgoin
President, Chief Executive Officer and Director

SIGNATURES and POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.  In addition, each person whose signature appears below constitutes and appoints John E. Bourgoin and Mervin S. Kato, each alone to act as his true and lawful attorney-in-fact and agent, each with the full power of substitution, for him and in his name in any and all capacities, to sign any or all amendments, including pre-effective and post-effective amendments, and supplements to this Registration Statement on Form S-8 relating to the Registrant’s Amended and Restated 1998 Long-Term Incentive Plan and Amended and Restated Employee Stock Purchase Plan, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ John F. Bourgoin	President, Chief Executive Officer, and Director	January 10, 2008
John E. Bourgoin	(Principal Executive Officer)
/s/ Mervin S. Kato	Vice President and Chief Financial Officer	January 10, 2008
Mervin S. Kato	(Principal Financial and Accounting Officer)
/s/ Kenneth L. Coleman	Director	January 10, 2008
Kenneth L. Coleman
/s/ Jose E. Franca	Director	January 10, 2008
Jose E. Franca
/s/ Fred M. Gibbons	Director	January 10, 2008
Fred M. Gibbons
/s/ Robert R. Herb	Director	January 10, 2008
Rober R. Herb
/s/ Anthony B. Holbrook	Director and Chairman of the Board of Directors	January 10, 2008
Anthony B. Holbrook
/s/ William M. Kelly	Director	January 10, 2008
William M. Kelly

EXHIBIT INDEX

Item 8.  Exhibits

Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
4.01	Preferred Stock Rights Agreement	8-A	000-24487	11-18-03	10.11.3
4.02	MIPS Technologies, Inc. Amended and Restated 1998 Long-Term Incentive Plan	14A	000-24487	10-25-07	A
4.03	MIPS Technologies, Inc. Amended and Restated Employee Stock Purchase Plan					X
5.01	Opinion of Fenwick & West LLP					X
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)					X
23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X
24.01	Power of Attorney (included on signature page)					X